EXHIBIT 10.34
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                            SECURITY AGREEMENT

THIS AGREEMENT, is made and entered into as of the 8th day of June, 1995, by and between AmeriConnect, Inc., a[an] Delaware Corporation (whether one or more hereinafter referred to as "Debtor") with its principal place of business at _________________________, and MERCANTILE BANK OF KANSAS, a
Kansas state bank, with an address of 4700 West 50th Place, Roeland Park, Kansas 66205 as Secured Party (hereinafter referred to as "Secured Party"). Both Debtor and Secured Party are hereinafter referred to in the singular and neuter.

                                 RECITAL:

     Debtor is about to become or is indebted to Secured Party and it is contemplated that Debtor may from time to time become further indebted to Secured Party in the sole discretion of Secured Party.

     NOW, THEREFORE, for and in consideration of any loan, advance, or other credit heretofore, concurrently herewith, or hereafter extended by Secured Party to Debtor, the Secured Party and Debtor agree as follows:

I.   GRANT OF SECURITY INTEREST:

     A. Collateral. Debtor hereby grants to Secured Party as secured party to secure Debtor's Obligations hereinafter defined, a continuing security interest in the following described property of Debtor, wherever situated:

          Assignment of Life Insurance Policy No. 40989967 with
          Transamerica Occidental Life Insurance Company on the life of Robert R. Kaemmer with a face amount of $1,750,000.00, and all additions and attachments thereto, and all replacements thereof and substitutions therefor.

          whether now owned or hereafter acquired by Debtor or now in existence or hereafter arising, all rights of Debtor in any way relating to the foregoing, all proceeds thereof and all books and records in any form relating thereto (the property subject to the security interest herein granted being sometimes collectively referred to as the "Collateral").

     B. No Sale of Collateral. The granting of a security interest in proceeds does not authorize the sale of any of the Collateral except such Collateral as is inventory held for sale and then only to a buyer in the ordinary course of Debtor's business.
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II.  OBLIGATIONS SECURED:

     The security interests herein granted are granted to secure all loans and advances and other credit heretofore, concurrently herewith, or hereafter made or extended by Secured Party to Debtor (including, but not limited to, those evidenced by a promissory note or notes, or open account, overdrafts, and advances under letters of credit) all interest thereon and collection costs (including, but not limited to attorneys' fees and expenses to the extent not prohibited by applicable law) thereof, as well as any and all other liabilities of Debtor to Secured Party, now existing or hereafter arising hereunder or otherwise, absolute or contingent (as guarantor for the obligations of another or otherwise), whether created directly or acquired by Secured Party as assignee or otherwise, joint or several, joint and several, due or to become due, whether similar or dissimilar to any other obligations, and all renewals and extensions of any of the foregoing. The foregoing are sometimes hereinafter referred to as "Debtor's Obligations" or "Obligations". It is intended that all of Debtor's Obligations be secured hereunder irrespective of whether other or further property of the same or similar or a different type or nature than that herein encumbered is encumbered to secure any one or more of Debtor's Obligations at the time of the creation thereof or prior or subsequent to the creation thereof. Until all Obligations have been fully satisfied, Secured Party's liens and security interests in and to all of the Collateral, and all products and proceeds thereof, shall continue in full force and effect.

III.      WARRANTIES OF DEBTOR:

As a material inducement to Secured Party to extend credit to Debtor, Debtor, and if Debtor is other than an individual, the person(s) signing on behalf of Debtor, represent and warrant to Secured Party that:

     A. Good Standing. Debtor is a Delaware Corporation duly organized and existing and in good standing under the laws of the jurisdiction in which it is incorporated and/or established, and has all requisite power and authority, corporate and/or otherwise, to conduct its business and own its properties. Debtor is duly licensed and/or qualified to do business and is in good standing in all jurisdictions in which the laws thereof require Debtor to be so licensed and/or qualified.

     B. Authority. The execution, delivery and performance by Debtor of this Security Agreement and of any financing statements relating hereto and the incurring of any Obligations are within the powers of Debtor, corporate or otherwise, have been duly authorized by all necessary action and do not and will not: (i) require any consent or approval of the stockholders of Debtor;
          (ii) violate any provision of any certificate or articles of incorporation, by-laws, partnership agreement or other agreements of Debtor or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award binding upon or applicable to Debtor; (iii) require the consent or
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          approval of, or filing or registration with, any
          governmental body, agency or authority; and/or
          (iv) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of Debtor. This Security Agreement constitutes a legal, valid and binding obligation of Debtor enforceable against Debtor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the enforcement of creditor's right or by general principles of equity.

     C. No Other Liens. With the sole exception of the security interest granted hereby, Debtor is, or, as to Collateral to be acquired after the date hereof, shall be, the owner of the Collateral free from any lien, security interest or encumbrance, and Debtor will defend the Collateral against all claims and demands of all persons (except Secured Party) at any time claiming the same or any interest therein.

     D. No Other Financing Statements. There is not now, and shall not be until all of Debtor's Obligations are discharged, any financing statement covering any of the Collateral on file in any public office other than financing statements filed by or on behalf of Secured Party.

     E. Not Investment Company. Debtor is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company
          Act of 1940, as amended.

     F. ERISA Compliance. All employee pension and benefit plans subject to the Employee Retirement Income Security Act of 1974 ("ERISA") which are maintained for employees of Debtor, are in compliance in all material respects with the applicable provisions of ERISA.

     G. Environmental Compliance. The operations of Debtor comply in all respects with the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law or any other federal, state or local laws, rules, regulations, orders or decrees (collectively, "Environmental Laws") relating to, or imposing liabilities or standards of conduct concerning any hazardous substances, pollutants, contaminants, toxic or dangerous waste, substance or material defined as such in any Environmental Law (collectively, "Hazardous Materials"). There are no actions or proceedings which are pending, or to the knowledge of Debtor threatened, against Debtor under any Environmental Law.

     H.   Accurate Information.  The financial statements and
          other information furnished by or on behalf of Debtor
          for purposes of obtaining credit, are complete and
          correct and fairly present the financial condition of
          Debtor as of
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          the dates referred to therein, and the results of their
          operations for the periods then ended, all in accordance with generally accepted accounting principles applied on a consistent basis. Since the date thereof, there has been no material adverse change in the property, financial condition or business operations of Debtor. No information, exhibit or report furnished by Debtor to Secured Party in connection with the negotiation, execution or future performance of this Security agreement, contains any false or misleading information or misstatement of any facts.

     I. Marketable Title. Debtor has and at all times hereafter shall have good and marketable title to all of its assets, real and personal, free and clear of all liens, security interests, mortgages, claims and/or encumbrances except those granted in favor of Secured Party, and those existing as of the date of this Security Agreement as reflected in the financial statements furnished to Secured Party by Debtor and/or otherwise disclosed therein.

     J. No Other Indebtedness. Except for trade payables arising in the ordinary course of its business since the dates reflected in the financial statements furnished to Secured Party by Debtor and/or as otherwise disclosed therein, Debtor has no indebtedness or obligations to any person other than Secured Party.

     K. No Default. Debtor is not in default with respect to any indenture, loan agreement, mortgage, deed of trust or similar agreement relating to the borrowing of monies to which it is a party or by which it is bound.

     L. Necessary Permits. Debtor has and is in good standing with the respect to all governmental permits, certificates, consents and franchises necessary to continue the conduct of its business as previously conducted by it and to own or lease and operate its properties as now owned or leased by it.

     M. No Adverse Agreements. Debtor is not a party to any agreement, instrument or undertaking, or subject to any other restriction (i) which materially or adversely affects, or may in the future so affect, the property, financial condition or business operations of Debtor, or (ii) under or pursuant to which Debtor is or will be required to place (or under which any other person may place) a lien upon any of its properties to secure payment and/or performance of any liability or obligation, either upon demand or upon the happening of any condition or event, with or without demand.

     N. No Adverse Proceedings. There are no actions or proceedings which are pending or threatened against Debtor, which (i) relates to the execution, delivery or performance of this Security Agreement or (ii) would cause any
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          material adverse change in the property, financial
          condition or business operations of Debtor.

     O. Use of Proceeds. The proceeds of any indebtedness of Debtor secured hereby shall be used for proper business purposes and consistently with all applicable laws and statutes. Debtor is not in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan shall be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     P. Location of Collateral. Debtor's chief place of business, chief executive office, place where all its inventory and equipment subject to this Agreement are located, and place where its books and records relating to equipment, inventory, accounts and contract rights subject to this Agreement are kept is at the address given at the beginning of this Agreement, and Debtor has no other places of business or locations of inventory and/or equipment and records, except as follows: N/A

IV.  COVENANTS OF DEBTOR:

     A. Collect Receivables. Debtor shall endeavor to collect all accounts subject to this Agreement, when due, and take such action with respect thereto as Secured Party may request, or, in the absence of such request, as is reasonable for Debtor's business and the protection of Secured Party's security interest.

     B. Deliver Proceeds. Debtor shall, upon Secured Party's request, deliver to Secured Party no later than the banking day following the date of receipt, in the form received, except for the endorsement to Secured Party's order, all cash, checks, and other instruments for the payment of money which are received by Debtor in payment for or as proceeds of any Collateral, to be applied by Secured Party in reduction of any of the Obligations in such order as Secured Party may elect or deposit the same in a deposit account over which Secured Party alone shall have power of withdrawal ("the Collateral Account") as further security for the Obligations, from which Secured Party may at its election make reductions in the Obligations or make available to Debtor portions to be used in the conduct of Debtor's business.

     C. Rejections, Returns or Repossession of Inventory. Debtor shall notify Secured Party immediately of any rejections, returns or repossessions of any inventory subject to this Agreement to the extent that any such action taken together with other such actions in any calendar month exceeds five percent (5%) of Debtor's outstanding accounts at the beginning of such month.
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     D.   Public Filings; Notice to Other Creditors.  Debtor
          shall execute such financing statements or other documents or instruments, pay the cost of filing the same in, and searching the records of, such public offices, and take such other actions as Secured Party may deem necessary or desirable to perfect and to ascertain the priority of perfection of the security interests hereby granted. A carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient to be filed as a financing statement. In the event that, in Secured Party's opinion, any of the Collateral is or becomes subject to the Federal Assignment of Claims Act, Debtor shall take all steps required by Secured Party to comply with said Act. Secured Party may notify any other person, whether or not a creditor of Debtor, of the existence of this Agreement and Secured Party's security interest in the Collateral. Debtor waives any claim against Secured Party based on or arising out of any such notification.

     E. Records. Debtor shall furnish Secured Party such information relating to it, its account debtors (if the Collateral consists of accounts or general intangibles) and the Collateral as Secured Party or its agents may request, and permit Secured Party or its agents to visit any place where any Collateral (including books and records) may be kept, and to audit, copy and make extracts therefrom, and will deliver any such books and records to Secured Party or its agents upon request, and will mark or stamp its records to show Secured Party's security interest upon request. Secured Party or its agents are expressly authorized to verify the accuracy of such books and records by any method Secured Party or its agents deem reasonable, including, but not limited to, direct contact with any and all account debtors (if the Collateral consists of accounts). All of the foregoing may be accomplished as often as Secured Party deems appropriate.

     F. Location of Collateral. Debtor shall keep all its Collateral at the locations set forth in III P hereof and its books and records pertaining to the Collateral and maintain its chief executive office and chief place of business at the address set forth at the beginning of this Agreement, and shall not store any Collateral
          in any other places nor move its books and records nor change the location of its chief executive office and chief place of business without giving Secured Party at least thirty (30) days prior written notice, provided that as to any inventory subject to this Agreement held for lease which is mobile or of the type normally used by the lessee at more than one location, it will be stored at such address when not on lease and provided that as to any mobile equipment or equipment of a type normally used in more than one (1) location which is subject to this Agreement, Debtor will store it at such location when not in use.
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     G.   Not to Dispose of Collateral.  Debtor shall not, except
          for the sale or lease of inventory (subject to this Agreement) to a buyer or lessee in the ordinary course of Debtor's business, create or permit to exist any other lien on, or sell, assign or transfer, any part or all of the Collateral.

     H. Insurance. Debtor shall keep all Collateral insured at all times to the full insurable value thereof, by policies of insurance with loss payable clauses in favor of Secured Party and Debtor as their interests may appear, providing for at least thirty (30) days' prior written notice to Secured Party of any cancellation, with such companies, insuring against such losses, casualties and injuries, and in such form as Secured Party may require. Such policies or, at Secured Party's option, certificates thereof, shall be delivered to Secured Party. Secured Party may, but shall not be obligated to, pay the cost of such insurance, or insurance insuring Secured Party's interest alone, upon Debtor's failure to furnish such insurance. Secured Party may, at its option, apply all or any part of any proceeds of such insurance to the Obligations or may make the same or any part thereof available to Debtor.

     I. Commercial Paper; Documents. Debtor shall, if any of the Collateral shall be evidence by promissory notes, trade acceptances, or other instruments for the payment of money, immediately deliver the same to Secured Party appropriately endorsed to Secured Party's order, and regardless of the form of such endorsement, Debtor waives demand, presentment, notice of dishonor and all other notices with respect thereto.

     J. Name, Address or Ownership Changes. Debtor shall notify Secured Party at least thirty (30) days before Debtor (i) changes its name, trade name or name under which it does business, (ii) makes use of any new or additional names, (iii) opens any new or additional places of business or closes any place of business, or
          (iv) adds any additional partners (if a partnership).

     K. Condition of Collateral. Debtor shall keep all Collateral in first class order and repair, excepting any loss, damage or destruction which is fully covered by proceeds of insurance, not use or permit to be used any inventory or equipment subject to this Agreement in violation of any statute, regulation, rule, ordinance or insurance policy, and pay promptly when due all taxes and assessments thereon or upon use and operation thereof.

     L. Endorsement; Application of Proceeds. Secured Party is expressly authorized to endorse, in the name of Debtor, any item that may come into Secured Party's possession in any manner, representing any payment on, or other proceeds of, the Collateral, and to apply the proceeds of the Collateral to Debtor's Obligations in any manner Secured Party determines. Debtor hereby waives demand, presentment, notice of dishonor and all other notices with respect thereto, and this authorization shall be deemed a power coupled with an interest, and irrevocable until all Obligations are paid in full.

     M. Actions by Secured Party. Secured Party may from time to time, at its option (but shall not be required to), perform any agreement of the Debtor hereunder which the Debtor shall fail to perform and take any other action which Secured Party deems necessary or advisable for the maintenance or preservation of any of the Collateral or the interest of Secured Party therein (including, but not limited to, the discharge of taxes or liens of any kind against the Collateral or the procurement of insurance), and Debtor agrees forthwith to reimburse Secured Party, on demand, for all expenses of Secured Party in connection with the foregoing, together with interest thereon at the highest lawful rate, or if there is no maximum lawful rate, at the highest rate in effect with respect to any of Debtor's Obligations at the time the Secured Party advances any money, from the date of each advance until reimbursed by Debtor. Any amounts advanced shall be added to, and become a part of, the Obligations. Secured Party may, for the foregoing purpose, act in its own name or that of Debtor, and may also act for the purpose of adjusting, selling, compromising or collecting any account, or any insurance policies on the Collateral or cancelling any insurance policy on the Collateral, or endorsing any check or draft received in connection therewith, in payment of a loss, for all which purposes Debtor hereby grants to Secured Party and to any officer or agent of Secured Party its power of attorney, coupled with an interest, and irrevocable so long as any of the Obligations shall be outstanding, and hereby ratifies and confirms any and all such actions that Secured Party or any of its officers or agents may take pursuant to the power granted in this Agreement, and waives any claim against Secured Party and all such officers or agents by reason of any of the foregoing actions or by reason of any actions taken pursuant to Section VI hereof, except for any action taken in actual bad faith.

     N. Fixtures. Debtor shall not, except with the express prior written consent of Secured Party, permit any of the Collateral consisting of equipment to become so affixed to real estate or personal property as to become a part thereof.

     O. Collateral Updates. Debtor shall promptly notify Secured Party in writing of (i) any loss of, damage to, or depreciation in the value of any or all of the Collateral, and (ii) any occurrence or condition that Debtor knows or has reason to know does or may impair the value of any or all of the Collateral.

V.   EVENTS OF DEFAULT:

Debtor shall be in default under this Agreement upon the occurrence of any one or more of the following events, sometimes hereinafter referred to as "Events of Default":
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     A.   Nonpayment or Nonperformance.  Default in the payment
          or performance of any of Debtor's Obligations (including any installment payment), or default in any obligation, covenant or liability contained or referred to herein, or default in any note or other writing evidencing or securing the same, or default of any endorser, guarantor or surety for any liability or obligation of Debtor to Secured Party, any such default to be determined after applicable cure periods, if any.

     B. Misrepresentation. If any warranty, representation or statement made or furnished to Secured Party by or on behalf of Debtor or any endorser, guarantor or surety for Debtor, proves to have been false or untrue or misleading in any material respect when made or furnished.

     C. Default in Payment or Performance of Other Debts. The occurrence of any event which results in the acceleration of the maturity of any indebtedness of Debtor or any endorser, guarantor or surety for Debtor to others under any indenture, note, mortgage, agreement or undertaking.

     D. Impairment of Collateral. Uninsured loss, theft, damage, or destruction, or sale (except as herein expressly permitted) or encumbrance, to or of, any of the Collateral or the making of any levy, seizure or attachment thereof or thereon or the failure by Debtor to properly care for or protect any of the Collateral.

     E. Material Adverse Change. The occurrence of any event or condition which, in Secured Party's discretion, constitutes a material adverse change in the business or financial condition of Debtor or any endorser, guarantor or surety for Debtor or which materially and adversely affects the ability of any of the foregoing to perform their respective obligations to Secured Party.

     F. Termination of Guaranty. If any guarantor for Debtor attempts to terminate such guarantor's guaranty prior to its stated termination date or gives notice that such guarantor's guaranty is terminated with respect to all events that occur after the date of termination.

     G. Disability or Death. If any guarantor or Debtor, if an individual, dies or becomes physically or mentally disabled to such an extent that such guarantor or Debtor is unable to make managerial decisions for a period which exceeds thirty (30) calendar days.

     H. Insecurity. The written notification to Debtor by Secured Party stating that Secured Party, in its discretion, deems itself to be insecure with respect to the repayment of the Obligations or with respect to any of the Collateral, and specifying the reasonable basis therefor.

     I. Impairment of Debtor or Guarantor. If Debtor or any endorser, guarantor or surety of Debtor shall:

          (i)     discontinue business, or
          (ii) make a general assignment for the benefit of its or their respective creditors, or
          (iii) apply for or consent to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of their respective assets, or
          (iv) be adjudicated a bankrupt or insolvent or have an order for relief entered with respect to any of them, or
          (v) file a voluntary petition in bankruptcy or file a petition or an answer seeking a composition, reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief for debtors, or admit (by answer, default or otherwise) the material allegations of any petition filed against any of them in any bankruptcy, reorganization, composition, insolvency or other proceeding (whether federal or state) relating to relief for debtors, or
          (vi) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court or governmental agency of competent jurisdiction, which assumes control of any of them or approves a petition seeking a reorganization, composition or arrangement of any of them or any other judicial modification of the rights of any of their respective creditors, or appoints a custodian, receiver, trustee or liquidator for any of them or for all or a substantial part of any of their respective business or assets, or
          (vii) not be paying their respective debts as they become due, or
          (viii) be enjoined or restrained from conducting all or a material part of any of their businesses as now conducted and the same is not dismissed and dissolved within thirty (30) days after the entry thereof.

     J. Litigation. Any litigation or administrative proceeding ensues, and is not dismissed within thirty
          (30) days, involving Debtor or a guarantor for Debtor, and the adverse result of such litigation or proceeding would have, in Secured Party's reasonable opinion, a materially adverse effect on Debtor or a guarantor, endorser or surety, for Debtor.

VI.  RIGHTS AND REMEDIES OF SECURED PARTY:

Secured Party shall have the following rights and remedies:

     A. Collect Receivables. Secured Party shall have the right to notify account and contract debtors obligated on any part or all of the Collateral to make payment thereof directly to Secured Party, and Secured Party may take control of all proceeds of any of the Collateral, which rights Secured Party may exercise at any time whether or not Debtor is then in default. Until such time as Secured Party elects to exercise such rights, Debtor is authorized to collect and enforce all such contracts and accounts in accordance herewith. The cost of collection and enforcement, including attorneys' fees and expenses, if and to the extent not prohibited by applicable law, shall be borne by Debtor whether the same are incurred by Secured Party or Debtor.

     B. Acceleration. Upon the occurrence of any Event of Default, Secured Party may, without notice or demand, declare all of Debtor's Obligations to be immediately due and payable, irrespective of the terms of any note or other writing evidencing the same and whether any such note or writing contains any provision for acceleration of the maturity thereof.

     C. Possession. Upon the occurrence of any Event of Default, Secured Party shall be entitled to the immediate possession of the Collateral, and may require Debtor to assemble the Collateral and records relating thereto and make items thereof available to Secured Party or its agents at a place to be designated by Secured Party or its agents which is reasonably convenient to both parties, and Secured Party or its agents shall have the right, and Debtor does hereby authorize and empower Secured Party or its agents to enter upon the premises wherever the Collateral may be, in order to remove the same, and Secured Party or its agents may proceed to dispose of the Collateral in whole or in part, in any commercially reasonable manner, including but not limited to, public or private sale, lease or both, for cash or credit or partly for each, after first giving notice to Debtor in the manner hereinafter provided, and apply the proceeds thereof first to costs and expenses of retaking, holding, and preparing for sale or lease or other disposition and of such sale or lease or other disposition and the like (including, but not limited to, reasonable attorneys' fees and expenses), then to the Obligations in such order as Secured Party may determine, until discharged in full and the balance of such persons, including Debtor, as may be lawfully entitled thereto.

     D. Expenses. To the extent not prohibited by applicable law, Debtor shall pay Secured Party on demand any and all expenses, including, but not limited to, legal expenses and reasonable attorneys' fees incurred or paid by Secured Party in protecting the Collateral or enforcing the Obligations and other rights of Secured Party hereunder, including its right to take possession of the Collateral, whether with respect to any bankruptcy type proceeding or otherwise, and all such expenses shall become a part of the Obligations and bear interest as aforesaid whether or not litigation be commenced.

     E. Secured Party as Attorney-in-Fact. Insofar as the Collateral shall consist of accounts, instruments, chattel paper, documents of title, general intangibles, things in action or the like, Secured Party may (and is hereby for the following purposes irrevocably constituted the attorney-in-fact of Debtor under a power coupled with an interest until all Obligations are discharged) either in its own name or in the name of Debtor, and without prior notice to Debtor, demand possession or payment of, endorse, collect, issue or accept, receipt for, settle, compromise, adjust, sue for possession or payment of, foreclose or realize upon any of the Collateral, all as Secured Party may determine, whether or not the Obligations are then due, and for the further purpose of realizing Secured Party's rights therein and in furtherance of these powers, Secured Party may receive, open and dispose of mail addressed to Debtor and endorse instruments, notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage of any form of Collateral on behalf of and in the name of Debtor, Debtor hereby ratifying and confirming any and all such actions as Secured Party may take pursuant hereto and waiving any claim against Secured Party or any of its officers or agents by reason of any of the foregoing actions except for any action taken in actual bad faith.

     F. Disposition. Upon the occurrence of any Event of Default, Secured Party may proceed to dispose of the collateral, in whole or in part, in one or more lots, in any commercially reasonable manner, including but not limited to sale (which may be public or private, or public as to some Collateral and private as to other Collateral), lease or both, for cash or credit or partly for each, after first giving notice to Debtor in the manner hereinafter provided, and Secured Party may apply the proceeds of any such disposition first to costs and expenses of retaking, holding and preparing for sale or lease or other disposition, second to costs and expenses of the sale or lease or other disposition (including but not limited to reasonable attorneys' fees and expenses, if and to the extent not prohibited by applicable law), and third to the Obligations in such order as Secured Party may determine, until discharged in full. Any balance of such proceeds remaining after discharge of the Obligations in full shall be distributed to such persons, including Debtor, as may be lawfully entitled thereto.

     G. Notice of Disposition. If Secured Party disposes of any part or all of the Collateral, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof, or the time after which any private sale or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage-prepaid, to the address of Debtor specified in or as provided in Section VIIH. hereof at least ten (10) days before the day of the public sale, or ten (10) days before the date after which the private sale or other intended disposition may take place.

     H. Transfer of Title. Secured Party may at any time, in its sole discretion, transfer any securities constituting Collateral into its own name or that of its nominee and receive the income therefrom and hold the same as security for Debtor's Obligations or apply such income to principal and interest due on such Obligations.

     I.   Additional Rights and Remedies.  In addition, Secured
          Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as though fully set out herein.

VII. GENERAL PROVISIONS:

     A. Assignment. This Agreement, including but not limited to any rights granted or duties imposed herein, may not be assigned, delegated, sublicensed, conveyed, transferred, or encumbered by Debtor without the prior written consent of Secured Party. Secured Party may assign this Assignment and its security interest and rights hereunder, in whole or in part, to any transferee of the whole or any part of the Obligations.

     B. Captions. The captions and headings appearing in this Agreement have been inserted solely for the purpose of ready reference. They shall not be deemed to define, limit, expand or otherwise affect the scope or intent of this Agreement or any provision hereof.

     C. Compliance With Laws. Debtor shall comply with all statutes, rules, and regulations applicable to the performance of its obligations under this Agreement.

     D. Cumulative Rights. Each and every right granted to Secured Party hereunder or under any document or arrangement incident or related thereto, or otherwise available to Secured Party at law or in equity, is and shall be deemed cumulative, not alternative, and may be exercised in Secured Party's sole discretion from time to time. No failure on the part of Secured Party to exercise, and no delay in exercising any rights hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or commencement to exercise by Secured Party of any right hereunder preclude any other or further exercise thereof, or the exercise of any other right.

     E. Definitions. Words used in this Agreement which are defined in the Uniform Commercial Code shall have the meanings given to such words in such Code for purposes of this Agreement, unless the context clearly indicates otherwise. Unless the context indicates otherwise, words importing the singular number shall include the plural number and vice versa. The word "person" shall include but not be limited to natural persons, associations, partnerships, and corporations. If more than one person signs this Agreement as Debtor, then references herein to "Debtor" shall refer to each of them individually and all of them collectively, as the context may require, and their obligations hereunder shall be joint and several. The word "or" shall not be exclusive. Words of a given gender and number shall include correlative words of other genders and numbers as the context requires.

     F. Incidental Acts. Each party to this Agreement agrees to perform any other or further acts, and execute and deliver any other or further documents, as may be necessary or appropriate to implement this Agreement.

     G. Modification. This Agreement shall not be modified in any manner, in whole or in part, except by a written instrument signed by each party to be bound thereby.

     H. Notices. All notices, demands or other communications ("Communications") required or permitted hereunder shall be in writing (including telecopy, telegraphing, telex or cable communications) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to Secured Party or if to Debtor at their respective addresses set forth above. All Communications must be in writing and must be mailed, telegraphed, telecopied, delivered by reputable overnight courier service, delivered in person or sent by telex or cable to the appropriate party at the address set forth herein or to such other address as may be designated by it in a written notice to all other parties. Any Communication given by telegram, telecopy, telex or cable must be confirmed within 48 hours by letter. Any Communication given by mail will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail, certified or registered, postage prepaid. Any communication given by telegraph or cable shall be effective when delivered to the telegraph company with charges prepaid. Any Communication given by telex, telecopy, overnight courier service or personal delivery shall be effective when received.

     I. No Duty to Protect Collateral. Secured Party shall have no duty or obligation to collect or protect all or any part of the Collateral or any proceeds or products thereof, nor to preserve any rights against any person or entity, except to provide reasonable physical protection for such Collateral as may be in Secured Party's possession from time to time.

     J. Original; Counterparts. This Agreement may be executed in any number of originals or counterparts, each of which shall be deemed an original, but all of which together shall constitute only one instrument.

     K. Severability. Any provision of this Agreement which is unenforceable in any jurisdiction is hereby waived, but only for that jurisdiction in which the provision is unenforceable and only to the extent unenforceable, and without affecting any other provision of this Agreement.

     L. Successors. This Agreement shall bind and inure to the benefit of each party and its successors, assigns, agents and representatives.

     M. Time Periods. Whenever any part is obligated to act within a specified time period, such period shall begin, if triggered by an event, on the day next following the day on which the event occurred, and if triggered by a planned future event, on the last day within the specified time period preceding the planned future event. In any case, said time period will expire at 2:00 p.m., Secured Party's local time, on the final day of said period.

     N. Waivers Limited. Any waiver by any party of any provision of this Agreement shall not be construed or deemed to be a waiver of any other provision of this Agreement, nor a waiver of any subsequent breach of the same or any other provision of this Agreement, unless such waiver is in writing and signed by the party to be bound by it.

     O. Additional Collateral. In addition to all other rights and remedies of Secured Party hereunder, Secured Party may require and Debtor agrees to provide additional collateral or security for Debtor's Obligations at any time Secured Party deems itself insecure; and if such a requirement is imposed, now or in the future, Secured Party shall have any rights and remedies contained in any mortgage, security agreement or other documents executed by Debtor in connection therewith.

     P. Account Methods. The Debtor shall compute the net income of the Debtor under the method of accounting on the basis of which the Debtor regularly computes the net income of the Debtor in keeping the Debtor's books and records. The Debtor shall not change the method of accounting on the basis of which the Debtor regularly computes the net income of the Debtor in keeping the Debtor's books and records without giving Secured Party prior written notice of such change. A change in the method of accounting of the Debtor includes a change in the overall plan of accounting for income or expenses or a change in the treatment or any material item used in such overall plan. A "material item" is any item which involves the proper time for the inclusion of the item in income or the taking of an expense. Changes in the method of accounting of the Debtor include, but are not limited to (i) a change from the cash receipts and disbursements method to an accrual method; (ii) a change from an accrual method to the cash receipts and disbursements method; (iii) a change involving the method or basis used in the valuation of inventories;
          (iv) a change from the cash or accrual method to a long-term contract method; (v) a change from a long-term contract method to the cash or accrual method;

          (vi) a change involving the adoption, use, or discontinuance of any other specialized method of computing net income; or (vii) a change in the treatment of any other material item of income or expense.

     Q. Effective Date. This Agreement shall be effective when signed by the Debtor.

     R. Deposits. As additional security for all of the Obligations, Debtor grants to Secured Party a security interest in and assigns to Secured Party all of Debtor's right, title and interest in and to any deposits or other sums at any time credited by or due from Secured Party to Debtor and in and to all property of Debtor in the possession or custody of Lender for any purpose (including property left in safekeeping or custody).

     S. Choice of Law. This Agreement shall be governed in all respects, including but not limited to interpretation and performance, by the laws of the State of Kansas. All references to the Uniform Commercial Code shall be to such Code as enacted in the such State.

     T. Jurisdiction. TO INDUCE SECURED PARTY TO ACCEPT THIS AGREEMENT AND ALL OTHER AGREEMENTS RELATED HERETO, THE DEBTOR HEREBY IRREVOCABLY AGREES THAT, SUBJECT TO SECURED PARTY'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR ANY AGREEMENT RELATED HERETO OR ANY COLLATERAL HELD BY SECURED PARTY IN CONNECTION HEREWITH OR THEREWITH SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE CITY OF OLATHE, STATE OF KANSAS OR IN THE CITY OF KANSAS CITY, STATE OF KANSAS. THE DEBTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN EITHER OF SAID CITIES IN THE STATE OF KANSAS. THE DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT IN ACCORDANCE WITH THIS SECTION. SECURED PARTY AND DEBTOR IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH SECURED PARTY AND DEBTOR ARE PARTIES.


NOTICE. THIS AGREEMENT IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN DEBTOR AND SECURED PARTY, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN DEBTOR AND SECURED PARTY. IF THERE ARE ANY ADDITIONAL TERMS, THEY ARE REDUCED TO WRITING AS

FOLLOWS:  N/A


     I/WE AFFIRM THAT NO UNWRITTEN ORAL AGREEMENT EXISTS BETWEEN
DEBTOR AND SECURED PARTY.

DEBTOR:                            SECURED PARTY:

     AmeriConnect, Inc.            MERCANTILE BANK OF KANSAS

By:  /s/ Robert R. Kaemmer           By:  /s/ James A. Thomas, Sr. V.P.
     Robert R. Kaemmer, President


     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                              DEBTOR:

ATTEST:                            CORPORATION
(Corporate Seal)

_______________________ Secretary  AmeriConnect, Inc.
                                        (Print Name of Corporation)

BY:______________________________  BY:  /s/ Robert R. Kaemmer
            (Signature)                        (Signature)
PRINT NAME:______________________  PRINT NAME:  Robert R. Kaemmer
TITLE:___________________________  TITLE:  President
ADDRESS:_________________________  ADDRESS:  6750 W. 93rd Street,
_________________________________            Ste. 110
                                             Overland Park, KS 66212

TELEX:___________________________  TELEX:_____________________________

PARTNERSHIP                        SOLE PROPRIETORSHIP/INDIVIDUAL

_________________________________  BY:________________________________
  (Print Name of Partnership)                  (Signature)

BY:______________________________  PRINT NAME:________________________
          (Signature)              ADDRESS:___________________________
PRINT NAME:______________________  ___________________________________
TITLE: General Partner             TELEX:_____________________________
ADDRESS:_________________________
_________________________________
TELEX:___________________________



                                ACCEPTANCE:

     Accepted this 8th day of June, 1995, at Secured Party's principal place of business in the City of Roeland Park, State of Kansas.


                              SECURED PARTY:

                              MERCANTILE BANK OF KANSAS


                              BY:  /s/ James A. Thomas, Sr. V.P.
                              TITLE: James A. Thomas, Sr. Vice President
                              ADDRESS:  4700 W. 50th Place
                                        Roeland Park, Kansas 66205

                              TELEX:______________________________________